UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 28, 2018

Monaker Group, Inc.

(Exact name of Registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-52669	26-3509845
(Commission File Number)	(I.R.S. Employer Identification No.)

2893 Executive Park Drive, Suite 201

Weston, Florida 33331

(Address of principal executive offices zip code)

(954) 888-9779

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

Extension of Republic Line of Credit

As previously reported, on June 15, 2016, Monaker Group, Inc. (“Monaker”, “we”, “us” or the “Company”) entered into a revolving line of credit agreement with Republic Bank, Inc. of Duluth, Minnesota (“Republic”), in the maximum amount of $1,000,000, which was amended and/or restated on December 22, 2016 (which December 22, 2016 amendment included an increase in the line of credit to $1.2 million), June 12, 2017 and September 15, 2017. Pursuant to the last restatement, the line of credit was due and payable on September 15, 2018.

On September 28, 2018, we entered into a line of credit with Republic which replaced our prior line of credit, to extend the due date thereof to September 15, 2019. The line of credit provides that amounts borrowed under the line of credit accrue interest at the Wall Street Journal U.S. Prime Rate plus 1% (updated daily until maturity), payable monthly in arrears beginning on September 28, 2018.

The line of credit contains standard and customary events of default and no financial covenants. As of the date of this report $1,193,000 is outstanding under the line of credit.

The above summary of the line of credit is qualified in its entirety by reference to the actual terms and conditions of the line of credit which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Registered Offering

Summary of Offering

On September 28, 2018, we entered into a Securities Purchase Agreement with two institutional investors (collectively, the “Investors” and the “Securities Purchase Agreement”), in connection with the sale by the Company to the Investors of 905,000 shares of common stock (the “Shares”) at a purchase price of $2.10 per share (an aggregate of $1,900,500 in gross proceeds) (the “Offering”). Additionally, for each share of common stock purchased by an Investor, such Investor will receive from the Company a registered warrant to purchase eight-tenths of a share of common stock (warrants to purchase 724,000 shares of common stock in aggregate)(the “Warrants”, and collectively with the Shares, the “Securities”). The warrants have an exercise price of $2.85 per share and will expire five years from the date of issuance. Each Investor agreed to purchase 452,500 Shares and 362,000 Warrants in the Offering.

Roth Capital Partners, LLC, served as sole placement agent for the transaction. After the placement agent fees and estimated offering expenses payable by the Company, the Company received net proceeds of approximately $1.7 million.

The Company intends to use the net proceeds from the offering for general corporate purposes, including working capital and other general and administrative purposes, and to repay certain outstanding indebtedness.

Securities Purchase Agreement

The Securities Purchase Agreement contains customary representations, warranties and covenants for transactions of similar nature and size, including certain indemnification rights we have provided to the Investors and their agents.

The transactions contemplated by the Securities Purchase Agreement and the sale of the securities closed on Tuesday, October 2, 2018.

Pursuant to the Securities Purchase Agreement, until the twelve (12) month anniversary of the closing date of the sale of the Securities, October 2, 2018 (the “Closing Date”), upon any issuance by the Company or any of its subsidiaries of common stock or common stock equivalents (i.e., securities convertible or exercisable for common stock), for cash consideration, indebtedness or a combination of units thereof (a “Subsequent Financing”), we agreed to provide each Investor a right to participate in an amount of up to 35% of the Subsequent Financing on the same terms, conditions and price provided for in the Subsequent Financing, subject to terms and conditions of the Securities Purchase Agreement. The participation rights do not apply to any Exempt Issuance (defined below).

We also agreed pursuant to the Securities Purchase Agreement, that (a) for a period of 90 days after the Closing Date, that neither the Company nor any subsidiary of the Company would issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of common stock or common stock equivalents; and (b) for the period of time that the Warrants are outstanding, we would be prohibited from issuing or agreeing to issue any variable rate securities. Notwithstanding the above, we are not prohibited from issuing or granting Exempt Issuances pursuant to the restriction described in (a) above.

“Exempt Issuance” means the issuance of (a) shares of common stock or options to employees, consultants, officers or directors of the Company pursuant to (i) any stock or option plan duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Company; or (ii) the approval of a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Company, with shareholder approval where applicable under the rules of any trading market, provided that any such issuances to consultants and pursuant to clause (ii) above shall be limited to 200,000 shares (subject to adjustment for forward and reverse stock splits and the like), in the aggregate, during any 12 month calendar period, provided further, that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith during the ninety days following the Closing Date (collectively, the “Restricted Issuance Requirements”), (b) securities upon the exercise or exchange of or conversion of any securities issued under the Securities Purchase Agreement and/or other securities exercisable or exchangeable for or convertible into shares of common stock issued and outstanding on the date the Securities Purchase Agreement was entered into, provided that such securities are not amended to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with stock splits or combinations) or to extend the term of such securities, and (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, subject to the Restricted Issuance Requirements, and provided that any such issuance shall only be to an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities, each as described in greater detail in the Securities Purchase Agreement.

Warrants

Each Warrant has an exercise price of $2.85 per share.  The Warrants are exercisable beginning any time after the grant date (October 2, 2018) and ending five years following the date of grant (October 2, 2023).  The Warrant holders are entitled to a “cashless exercise” option if, at any time of exercise, there is no effective registration statement registering, or no current prospectus available for, the issuance or resale of the shares of common stock issuable upon exercise of the Warrants.

The exercise price and number of shares of common stock issuable upon exercise of the Warrants are automatically adjusted in the event of a forward or reverse stock split, our declaration of a stock dividend payable in shares of common stock or other securities or other property and reclassifications of common stock. Additionally, upon the occurrence of a Fundamental Transaction (defined below) then, upon any subsequent exercise of the Warrant, the holder is to receive, at the option of the holder, the number of shares of common stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction. If holders of common stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the holder is given the same choice as to the Alternate Consideration it receives upon any exercise of the Warrant following such Fundamental Transaction. Subject to the terms of the Warrant, in the event of a Fundamental Transaction, the Company or any successor entity is required, at the holder’s option, to purchase the Warrant by paying to the holder an amount of cash equal to the Black Scholes Value of the remaining unexercised portion of the Warrant, as calculated as provided in the warrant agreement; provided, however, if the Fundamental Transaction is not within the Company’s control, the holder is only entitled to receive from the Company or any successor entity, the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of the Warrant, that is being offered and paid to the holders of common stock of the Company in connection with the Fundamental Transaction.

“Fundamental Transaction” means (i) a merger or consolidation of the Company with or into another person, (ii) the sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets of the Company, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer is completed pursuant to which holders of common stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding common stock of the Company, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of its common stock or any compulsory share exchange pursuant to which its common stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination with another person or group of persons whereby such other person or group acquires more than 50% of the outstanding shares of common stock of the Company.

The exercise of the Warrants is subject to a beneficial ownership limitation, which prohibits the exercise thereof, if upon such exercise the holder would hold 4.99% (9.99% for one of the Investors) of the number of shares of the common stock outstanding immediately after giving effect to the issuance of shares of common stock issuable upon exercise of the Warrant held by the applicable holder, provided that the holders may increase or decrease the beneficial ownership limitation upon not less than 61 days’ prior notice to the Company, but in no event will such beneficial ownership exceed 9.99%.

If we fail for any reason to deliver shares of common stock upon the valid exercise of the Warrants, subject to our receipt of a valid exercise notice and the aggregate exercise price, by the time period set forth in the Warrants, we are required to pay the applicable holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of shares subject to such exercise (as calculated in the Warrant), $10 per trading day (increasing to $20 per trading day on the fifth trading day after such liquidated damages begin to accrue) for each trading Day that such shares are not delivered. The Warrants also include customary buy-in rights in the event we fail to deliver shares of common stock upon exercise thereof within the time periods set forth in the Warrant.

The Warrants also include anti-dilution rights, which provide that if at any time the Warrants are outstanding, we issue or are deemed to have issued (which includes shares issuable upon exercise of warrants and options and conversion of convertible securities) securities for consideration less than the then current exercise price of the Warrants, the exercise price of such Warrants is automatically reduced to the lowest price per share of consideration provided or deemed to have been provided for such securities, not to be less than $0.57 per share.

Placement Agent Agreement

As discussed above, Roth Capital Partners, LLC (the “Placement Agent”) served as sole placement agent for the offering pursuant to a placement agency agreement (the “Placement Agency Agreement”) between the Company and the Placement Agent dated September 28, 2018. The Placement Agency Agreement contains customary representations, warranties, and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Placement Agent, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions.

Pursuant to the terms of the Placement Agreement, in consideration for its placement agent services the Company paid the Placement Agent a cash fee equal to 7.0% of the aggregate gross proceeds received by the Company in the Offering ($133,035), in addition to payment to the Placement Agent of $55,000 of expenses.

The provisions of the Placement Agency Agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreement and are not intended as a document for investors and the public to obtain factual information about the current state of affairs of the Company. Rather, investors and the public should look to other disclosures contained in the Company’s filings with the Securities and Exchange Commission.

* * * * *

The above summary of the material terms and conditions of the Securities Purchase Agreement, Warrants and Placement Agency Agreement is qualified in its entirety by reference to the actual terms and conditions of the Securities Purchase Agreement, form of Warrant agreement and Placement Agency Agreement, which are filed as Exhibits 10.2, 4.1 and 1.1, hereto, respectively, and incorporated herein by reference.

The offer and sale of the Shares and Warrants were made pursuant to the Company’s shelf registration statement on Form S-3 (SEC File No. 333-224309), which was declared effective by the Commission on July 2, 2018 (the “Shelf Registration Statement”), and a prospectus supplement thereto, which the Company filed on Tuesday, October 2, 2018, prior to the closing. A copy of the opinion of The Loev Law Firm, PC relating to the legality of the issuance of the Shares, Warrants and Warrant Shares is attached as Exhibit 5.1 hereto.

This Current Report on Form 8-K is being filed in part for the purpose of incorporating Exhibits 4.1, 5.1, 10.1 and 10.2 by reference into the Shelf Registration Statement.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

1.1*	Placement Agency Agreement dated September 28, 2018, by and between Monaker Group, Inc. and Roth Capital Partners, LLC

4.1*	Form of Common Stock Purchase Warrant to be provided to each investor (September 2018)

5.1*	Opinion of The Loev Law Firm, PC

10.1*	$1.2 Million Line of Credit with Republic Bank, Inc. dated September 28, 2018

10.2*	Form of Securities Purchase Agreement dated September 28, 2018, by and between the Company and each investor

23.1	Consent of The Loev Law Firm, PC (included in the opinion filed as Exhibit 5.1)

* Filed herewith.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONAKER GROUP, INC.

Date: October 2, 2018	By:	/s/ William Kerby
		Name:	William Kerby
		Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1*	Placement Agency Agreement dated September 28, 2018, by and between Monaker Group, Inc. and Roth Capital Partners, LLC

4.1*	Form of Common Stock Purchase Warrant to be provided to each investor (September 2018)

5.1*	Opinion of The Loev Law Firm, PC

10.1*	$1.2 Million Line of Credit with Republic Bank, Inc. dated September 28, 2018

10.2*	Form of Securities Purchase Agreement dated September 28, 2018, by and between the Company and each investor

23.1	Consent of The Loev Law Firm, PC (included in the opinion filed as Exhibit 5.1)

* Filed herewith.